Exhibit 10.7

WALKER & DUNLOP, INC.

MANAGEMENT DEFERRED STOCK UNIT PURCHASE PLAN

1.                                      INTRODUCTION

(a)                                 Adoption of the Plan. The Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”) adopted the Company’s Management Deferred Stock Unit Purchase Plan (the “Plan”) effective January 10, 2013 (the “Effective Date”) to facilitate the purchase of shares of common stock of the Company, par value $0.01 per share (the “Stock”) by eligible executives of the Company and its Affiliates. “Affiliate” means, with respect to the Company, any company or other trade or business that contracts, is controlled by or is under common control with the Company within the meaning of Regulation 405 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 Overview of the Plan. Eligible executives are given the opportunity to purchase shares of Stock with a portion of their annual incentive bonus (the “Bonus”). Delivery of the Stock is delayed to the payment date elected by the eligible executives, as further described below, but the executive’s right to receive the Stock is fully vested and non-forfeitable. It is intended that the portion of the Bonus used to purchase Stock would not be taxable for income tax purposes when the purchase is made. Instead, income taxation would be deferred to the date of delivery of the Stock, as elected by the executive. Each eligible executive who makes a purchase would therefore receive Deferred Stock Units (as defined below) in lieu of a portion of his or her Bonus. Each “Deferred Stock Unit” is a right to receive one share of Stock, which provides for delivery of the underlying share of Stock at a future date consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and all regulations, guidance and other interpretive authority issued thereunder (collectively, “Section 409A”).

(c)                                  Summary. This document is the Plan document and part of the prospectus for the Plan. The Plan is first applicable with respect to Bonuses to be earned for calendar year 2013.

(d)                                 Applicable Law. The Plan is not a qualified retirement plan under Section 401(a) of the Code and it is not subject to any provision of the Employee Retirement Income Security Act of 1974.

2.                                      ADMINISTRATION; AMENDMENT AND TERMINATION

(a)                                 The Committee. The Plan will be administered under the supervision of the Compensation Committee of the Board (the “Committee”). The Committee will prescribe guidelines and forms for the implementation and administration of the Plan, interpret the terms of the Plan and make all other substantive decisions regarding the operation of the Plan. The Committee’s decisions in its administration of the Plan are conclusive and binding on all persons.

(b)                                 Amendment and Termination. The Board may amend, suspend or terminate the Plan at any time and for any reason. No amendment, suspension or termination will, without the consent of the Participant (as defined below), impair rights or obligations under any Deferred Stock Units previously awarded to the Participant under the Plan.

3.                                      PARTICIPATION

An employee of the Company or an Affiliate is eligible to participate in the Plan if (a) the employee is designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or (b) the employee is both (i) a member of a select group of management or a highly compensated employee under Section 201 of the Employee Retirement Income Security Act of 1974, as amended, and (ii) designated by the Company’s Chief Executive Officer as eligible to participate in the Plan. An eligible executive of the Company or an Affiliate becomes a participant in the Plan (a “Participant”) if the Company notifies the executive of his or her eligibility to participate in the Plan and the executive properly files a completed Bonus Deferral Election Agreement (the “Election Agreement”) with the Company, in a form prescribed by the Committee, during the Open Enrollment Period (as defined below). For purposes of the Plan, “Open Enrollment Period” means (A) for calendar year 2013, the period of time beginning on February 1, 2013 and ending on February 28, 2013 and (B) for calendar years after 2013, the period of time beginning on December 1 and ending on December 31 of the calendar year preceding the calendar year for which a Bonus is earned. The “Election Date” is the last day of the Open Enrollment Period of the applicable calendar year.

4.                                      SHARE RESERVE

(a)                                 Number of Shares Available. Subject to adjustment as provided in Section 4(b), the number of shares of Stock available for issuance under the Plan is 530,000.  Shares of Stock to be issued under the Plan will be shares acquired on the open market or newly issued shares of the Company.

(b)                                 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the Committee will make appropriate adjustments to (i) the number and kind of shares of Stock for which Deferred Stock Units may be granted under the Plan; (ii) the number and kind of shares of Stock for which Deferred Stock Units are outstanding; and (iii) the number of Deferred Stock Units credited to each Participant’s Account (as defined below).

5.                                      DEFERRAL ELECTIONS

(a)                                 Deferrals. Each Participant may voluntarily elect to receive up to 75% of his or her Bonus in Deferred Stock Units, subject to any conditions and limitations the Committee determines. The Participant will make the election to receive a portion of his or her Bonus in Deferred Stock Units by filing a completed Election Agreement on or before the Election Date of the calendar year for which a Bonus is earned. A Participant’s election to defer a portion of his or her Bonus and receive Deferred Stock Units is irrevocable and may not be changed.

(b)                                 New Participants. If the Participant was not previously eligible to participate in the Plan or any plan that must be aggregated with the Plan for purposes of Section 409A, the Participant may elect to defer a portion of his or her Bonus for the calendar year. The Participant’s initial Election Agreement must be filed with the Company within 30 days after the date on which the Participant is notified that he or she is eligible to participate in the Plan. The initial deferral election will be, for the remainder of the then-current calendar year, prorated based on the number of days remaining in the calendar year after the date the Election Agreement is filed with the Company, compared to the total number of days in the calendar year.

6.                                      AWARD OF DEFERRED STOCK UNITS

(a)                                 Crediting Participant Accounts. On the date that the Bonus is paid (the “Award Date”), the Company will credit a bookkeeping account established and maintained for each Participant (an

“Account”) with the number of Deferred Stock Units determined by dividing (i) the portion of the Bonus that the Participant elected to defer (not to exceed 75% of such Bonus), by (ii) the Fair Market Value (as defined below) of a share of Stock on such date. For purposes of the Plan, “Fair Market Value” will be determined under the same methodology reflected in the Company’s 2010 Equity Incentive Plan, as may be amended from time to time (the “2010 Plan”).

(b)                                 Fractional Shares. No fractional Deferred Stock Units will be credited to a Participant’s Account. Unused cash attributable to a fractional Deferred Stock Unit will be refunded to the Participant, in cash, as soon as practicable following the Award Date.

(c)                                  Vesting of Deferred Stock Units. A Participant will be fully vested in each Deferred Stock Unit credited to the Participant’s Account at all times.

(d)                                 Distribution Election; Issuance of Shares. Each Participant may specify a distribution date with respect to the Deferred Stock Units (the “Distribution Date”). The election of such Distribution Date will be specified in the Election Agreement with the Company. Any election of a Distribution Date with respect to the Deferred Stock Units is irrevocable as of the Election Date. The Distribution Date specified in the Election Agreement will be either:

(i)                                     January 31 of the year immediately following the date of the Participant’s “separation from service” from the Company or an Affiliate, as applicable, within the meaning of Section 409A (the “Separation from Service” and this election, the “Termination Date Election”);

(ii)                                  the first to occur of the following: (A) March 15 of the third calendar year following the Award Date and (B) January 31 of the year immediately following the date of the Participant’s Separation from Service (this election, the “Vesting Date Election”); or

(iii)                               the first to occur of the following: (A) January 31 of the fifth or tenth, as elected by the Participant, calendar year after the Award Date and (B) January 31 of the year immediately following the date of the Participant’s Separation from Service (this election, the “Deferred Distribution Date Election”).

The Company will issue to the Participant one share of Stock for each Deferred Stock Unit on the Distribution Date. Notwithstanding anything to the contrary in the Plan, if on the date of the Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Section 409A, the shares will be issued on the later to occur of (A) the scheduled Distribution Date and (B) the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, the date of the Participant’s death.

(e)                                  Change in Control.

(i)                                     The Plan and Deferred Stock Units that are outstanding will continue in the manner and under the terms so provided in the event of any Change in Control (as defined below) to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Deferred Stock Units or for the substitution for the Deferred Stock Units for new common stock units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares underlying the award (disregarding any consideration that is not common stock).

(ii)                                  Upon the occurrence of a Change in Control (as defined below) in which outstanding Deferred Stock Units are not being assumed or continued, shares of Stock subject to such Deferred Stock Units will be delivered immediately prior to the occurrence of the Change in Control.

For purposes of the Plan, “Change in Control” will have the same meaning as defined in the 2010 Plan. Notwithstanding the foregoing, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(f)                                   Award Agreements. Each award of Deferred Stock Units granted under the Plan will be evidenced by a written agreement between the Company and the Participant memorializing the terms and conditions of the Deferred Stock Units (an “Award Agreement”).

7.                                      ISSUANCE OF SHARES OF STOCK DUE TO UNFORESEEABLE EMERGENCY

(a)                                 Request for Issuance. If a Participant suffers an Unforeseeable Emergency (as defined below), he or she may submit a written request to the Committee for the issuance of the shares of Stock underlying the Deferred Stock Units in the Participant’s Account. For purposes of the Plan, “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (ii) a loss of the Participant’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in the sole discretion of the Committee and in accordance with the requirements of Section 409A.

(b)                                 No Payment if Other Relief is Available. The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s and the requirements of Section 409A. In no event will shares of Stock be issued under this Section 7 to the extent the Participant’s hardship can be relieved: (i) through reimbursement or compensation by insurance or otherwise; or (ii) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship.

(c)                                  Limitation on Issuance of Shares of Stock. The number of shares of Stock issued on account of an Unforeseeable Emergency will not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any federal, state, local or foreign taxes or penalties reasonably anticipated to result from the issuance of shares of Stock, as determined by the Committee.

(d)                                 Cancellation of Deferrals. If a Participant receives an issuance of shares of Stock on account of an Unforeseeable Emergency, the Participant’s Election Agreement for the Election Date in the same calendar year as the date of such issuance will be cancelled and no deferrals will be made with respect to such Election Agreement.

8.                                      BENEFICIARY DESIGNATION

In the event of a Participant’s death, the Company will issue the shares of Stock underlying the Deferred Stock Units in the Participant’s Account to the Participant’s designated beneficiaries. If the  Participant fails to complete a valid beneficiary designation, the Participant’s beneficiary will be his or her estate.

9.                                      TRANSFERABILITY

During a Participant’s lifetime, any issuance of shares of Stock under the Plan will be made only to the Participant. Deferred Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Deferred Stock Units be made subject to execution, attachment or similar process.

10.                               WITHHOLDING

In the event that the Company or an Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the award of Deferred Stock Units under the Plan or the issuance of shares with respect to Deferred Stock Units under the Plan, the Company or an Affiliate will have the right to (a) require the Participant to tender a cash payment; (b) deduct from payments of any kind otherwise due to a Participant; (c) permit or require the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with the Deferred Stock Units to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate; or (d) withhold the delivery of shares of Stock otherwise deliverable to a Participant under the Plan to meet such obligations; provided, that shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law.

11.                               FORFEITURE; RECOUPMENT; CLAWBACK

(a)                                 The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to Deferred Stock Units on account of actions taken by, or failed to be taken by, the Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company policy or procedure, (vi) other agreement, or (vii) any other obligation of the Participant to the Company or any Affiliate, as and to the extent specified in the Award Agreement. The Committee may annul an outstanding award of Deferred Stock Units if the Participant is terminated for Cause (as defined below) or for “cause” as defined in any other agreement between the Company and the Participant, as applicable. For purposes of the Plan, “Cause” means as determined by the Committee or the Board and unless otherwise provided in an applicable agreement with the Company or any Affiliate, (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); (c) a material violation of a Company policy; or (D) a material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Participant and the Company or any Affiliate.

(b)                                 Any award of Deferred Stock Units granted under the Plan will be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise; or (ii) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

(c)                                  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Participant who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, will reimburse the Company the amount of any payment in settlement of an award of Deferred Stock Units earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

(d)                                 Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Participants will forfeit any Stock received in connection with an award of Deferred Stock Units (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Participant no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such award of Deferred Stock Units, the Bonus used to purchase Deferred Stock Units was explicitly based on the achievement of pre-established performance goals set forth in the bonus plan governing the Bonus (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

12.                               GENERAL PROVISIONS

(a)                                 Requirements of Law. The Company will not be required to sell or issue any shares of Stock with respect to Deferred Stock Units if the sale or issuance of such shares of Stock would constitute a violation by the Participant, any other individual or entity, or the Company or any Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company determines, in its discretion, that the listing, registration or qualification of any shares of Stock with respect to any Deferred Stock Unit upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock under the Plan, no shares of Stock may be issued or sold to the Participant or any other individual or entity with respect to such Deferred Stock Units unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. The Company may, but will in no event be obligated to, register any securities covered by the Plan pursuant to the Securities Act. The Company is not obligated to take any affirmative action to cause the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.

(b)                                 No Right to Continued Service. No provision in the Plan, any Award Agreement or in any Election Agreement will be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or any Affiliate.

(c)                                  Disclaimer of Rights. The obligation of the Company to pay any benefits pursuant to this Plan will be interpreted as a contractual obligation to pay only those amounts described in the Plan, in the manner and under the conditions prescribed in the Plan. The Plan and the award of Deferred Stock Units under the Plan will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the Plan. Participants in the Plan will have no rights under the Plan other than those of a general unsecured creditor of the Company. Deferred Stock Units represent unfunded and unsecured obligations of the

Company, subject to the terms and conditions of the Plan, the applicable Award Agreement and the Election Agreement.

(d)                                 No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences of a Deferred Stock Unit award under the Plan and makes no guarantee regarding the tax treatment of any such Deferred Stock Unit award.

(e)                                  Other Provisions. Each award of Deferred Stock Units under the Plan may contain such other terms and conditions not inconsistent with the Plan as the Committee determines, in its sole discretion, and specifies in the applicable Award Agreement.

(f)                                   Severability. If any provision of the Plan, any Award Agreement or any Election Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions of the Plan, the Award Agreement and the Election Agreement will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

(g)                                  Governing Law. The validity and construction of the Plan and the instruments evidencing the award of Deferred Stock Units granted under the Plan will be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the award of Deferred Stock Units granted under the Plan to the substantive laws of any other jurisdiction.

(h)                                 Section 409A. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan, neither the Company, its Affiliates, the Board nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company, its Affiliates, the Board nor the Committee will have any liability to any Participant for such tax or penalty.